UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2024

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
3.700% Senior Notes due 2032	OMC/32	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2024, Omnicom Group Inc. (the “Company”) closed its public offering of $600.0 million aggregate principal amount of 5.300% Senior Notes due 2034 (the “Notes”), pursuant to the Underwriting Agreement, dated July 30, 2024 (the “Underwriting Agreement”), with BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-261046) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 12, 2021.

The net proceeds received by the Company, after deducting the underwriting discounts and estimated offering expenses payable by the Company, were approximately $592.4 million. The Company intends to use such net proceeds, along with available cash, to fund the repayment of its 3.65% Senior Notes due 2024, which mature on November 1, 2024, of which $750 million aggregate principal amount was outstanding as of June 30, 2024. Pending the application of the net proceeds, the Company plans to invest such net proceeds in short-term investment grade obligations.

The Notes were issued pursuant to an Indenture, dated as of February 21, 2020 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Fourth Supplemental Indenture, dated as of August 2, 2024, between the Company and the Trustee (the “Fourth Supplemental Indenture”). The Notes will bear interest from August 2, 2024, at a rate equal to 5.300% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2025. The Notes will mature on November 1, 2034.

Subject to certain exceptions, the Base Indenture, together with the Fourth Supplemental Indenture (collectively, the “Indenture”), contains covenants limiting (i) the Company’s and its subsidiaries’ ability to create certain liens; and (ii) the Company’s ability to consolidate or merge with, or convey, transfer or lease substantially all its assets to, another person. The Indenture does not contain any provision that would limit the Company’s ability to incur indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in the credit quality or rating of the Company or a takeover, recapitalization or highly leveraged or similar transactions involving the Company.

The Notes are the unsecured and unsubordinated obligations of the Company and rank equal in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Company. The Indenture contains customary event of default provisions.

Prior to August 1, 2034 (the date that is three months prior to the maturity date of the Notes), the Notes will be redeemable, as a whole or in part, at the Company’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, together with accrued and unpaid interest thereon to, but excluding, the redemption date. On or after such date, the Notes will be redeemable, as a whole or in part, at the Company’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, unless the Company has exercised its option to redeem the Notes, the Company will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The foregoing description of the terms of the Notes, the Base Indenture and the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the Base Indenture and the Fourth Supplemental Indenture. The Fourth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the offering of the Notes, the Company is filing herewith the Underwriting Agreement and certain other items listed below as exhibits to this Current Report on Form 8-K, which are incorporated by reference into the Registration Statement. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 30, 2024, among Omnicom Group Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein
4.1	Fourth Supplemental Indenture, dated as of August 2, 2024, among Omnicom Group Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee
4.2	Form of 5.300% Notes due 2034 (included in Exhibit 4.1)
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

By:	/s/ Louis F. Januzzi
	Name:	Louis F. Januzzi
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 2, 2024

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